EXHIBIT 10.13

                            EMPLOYMENT AGREEMENT

              Employment Agreement ("Agreement") by and between Hilite Industries Automotive, LP, a Texas Limited Partnership (the "Company"), and Samuel M. Berry (the "Executive") effective as of the 30th day of January, 1998 (the "Effective Date").

                            W I T N E S S E T H:

              1.   TERMS OF EMPLOYMENT

              1.1 Employment. The Company hereby employs the Executive as President and Chief Operating Officer of the Company for and during the term hereof, subject to the direction of the Board of Directors of the Company and the terms and conditions hereof. The Executive hereby accepts employment under the terms and conditions set forth in this Agreement.

              1.2 Duties of Executive. Upon the Effective Date, the Executive shall perform in the capacity described in Section 1.1 hereof and as previously performed by the Executive prior to the date hereof and shall have such duties, as may be reasonably assigned to him from time to time by the Board of Directors of the Company consistent with his executive status and with his mutual consent. The Executive agrees to devote his full business time and services to the faithful performance of the duties, responsibilities, and are consistent with his executive status under
    Section 1.1 of this Agreement.

              1.3 Term. This Agreement shall become effective as of the Effective Date and shall continue in force and effect for a term of one year expiring on the first anniversary of the Effective Date, unless sooner terminated as provided in Section 1.5 hereof or renewed or extended by written agreement between the Company and the Executive pursuant to terms and conditions mutually acceptable to each provided that this Agreement shall be automatically renewed on a year-to-year basis unless terminated by a party not later than 60 days prior to any anniversary date. Notwithstanding anything to the contrary, Executive shall have the right to terminate this Agreement at any time without liability except that the provisions of Section
    1.7 hereof shall remain in full force and effect.

              1.4 Compensation. The Company shall pay the Executive, as compensation for services rendered by the Executive under this Agreement, as follows:

              (a) Base Salary. The Company shall pay the Executive a minimum base salary ("Salary") of One Hundred Sixty Two Thousand and Two Hundred Dollars ($162,200) per year. The Salary shall be subject to review and adjustment on an annual basis beginning July 1, 1998, (if this contract is then in effect) or, at the Company's discretion, on such earlier date as the Company may designate; provided, however, that in no event shall the Executive's Salary be adjusted below the Salary designated herein.

              (b) Bonus Compensation. The Company shall also pay the Executive annual bonus compensation ("Bonus Compensation") based on the success of business operations and the pre-tax profits of the Company and upon the performance of the Executive as determined by the Board of Directors of the Company which Bonus Compensation shall be paid by the Company within thirty (30) days after completion of the audited financial results of the Company.

              1.5 Termination. The Agreement may be terminated at any time during the term hereof only by reason of and in accordance with the following:

              (a) Death. If the Executive dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate as of the date of the
    Executive's death; and the Company shall have no further obligation to the Executive or his estate, except to pay to the estate of the Executive any accrued, but unpaid Salary, any Bonus Compensation determined by the Board of Directors of the Company and any vacation, sick leave, insurance or other benefits, which have accrued as of the date of death, but were then unpaid or unused.

              (b) Disability. If, during the term of this Agreement, the Executive shall be prevented from performing his duties hereunder by reason of becoming totally disabled, then the company, on ninety (90) days' prior notice to the Executive, may terminate this Agreement. For purposes of this Agreement, the Executive shall be deemed to have become totally disabled when (i) he receives "total disability benefits" under the Company's disability plan (whether funded with insurance or self-funded by the Company), or
    (ii) the Board of Directors of the Company, upon the written report of a qualified physician (after complete examination of the Executive) designated by the Board of Directors of the Company, shall have determined that the Executive has become physically or mentally incapable of performing his duties under this Agreement on a permanent basis.

              (c) Termination by the Company for Cause. Prior to the expiration of the term of this Agreement, the Company may discharge the Executive for cause and terminate this Agreement without any further liability hereunder to the Executive or his estate, except to pay any accrued, but unpaid, Salary and vacation benefits to him. For purposes of this Agreement, a "discharge for cause" shall mean termination of the Executive upon written notification to the Executive limited, however, to one or more of the following reasons:

                   (i) Fraud, misappropriation or embezzlement by the Executive in connection with the Company; or

                   (ii) Gross mismanagement or gross neglect of duties which has a detrimental effect on the Company after written notice to the Executive of the particular details thereof and a period of thirty (30) days to correct such mismanagement or neglect, if any; or

                    (iii)   Conviction   by   a   court   of   competent
    jurisdiction in the United States of a felony or a crime involving moral turpitude; or

                    (iv) Willful and unauthorized disclosure of infor-mation confidential to the Company; or

                    (v) The Executive's breach of any material term or provision of this Agreement, after written notice to the Executive of the particular details thereof and a period of not less than thirty (30) days thereafter within which to cure such breach,if any

                    (a) Termination by the Company with Notice. The Company may terminate this Agreement, for a reason other than as set forth in this Subparagraph (c) of the Section 1.5 at any time upon sixty (60) days' written notice to the Executive. Unless terminated for cause as defined in Paragraph (c) of this Section 1.5, the Executive shall be paid his then prevailing Salary prorated to the date of termination, plus any accrued but unused vacation benefits, and, in addition, a termination allowance equal to six (6) months Salary based upon the highest annual rate paid the Executive prior to such notice. The termination allowance may, at the option of the company, be paid in periodic installments over the applicable period immediately following termination in accordance with the Company's regular payroll periods or such lesser period as the Company may determine.

              1.6 Employment Benefits. In addition to the Salary and Bonus Compensation payable to the Executive hereunder, the Executive shall be entitled to the following benefits, subject to the following limitations:

                    (a) Sick Leave Benefits and Disability Insurance. During his absence due to illness or other incapacity, the Executive shall be paid sick leave benefits at his then pre-vailing Salary rate, reduced by the amounts, if any, or worker's compensation, social security entitlements or disability benefits under the Company's group disability insurance plan, if any. The Company, at its expense shall provide the Executive with the maximum amount of disability insurance benefits allowed for one in the position of the Executive with the Company under and consistent with its group disability insurance plan, if the Company has such a plan.

                    (b)  Life Insurance.  The Company,  at its expense,
    shall  provide  the  Executive  with  the  maximum  amount  of life insurance benefits allowed for one in the position of the Executive with the company under and consistent with its group term life insurance plan.

                    (c)  Hospitalization,  Major   Medical  and  Dental
    Insurance.     The  Company, at  its  expense,  shall  provide  the
    Executive and all dependents of the Executive with group hospitalization, major medical and dental insurance in amounts of coverage available to senior executives of the Company to be substantially equivalent to the plans in effect prior to the date hereof.

                    (d) Stock and Options. The Executive shall be eligible to receive and/or earn stock options from the Company covering its capital stock at such time, if any, as the Company has adopted appropriate stock option or investment plans for its executive employees.

                    (e) Profits and Pension Plan Benefits. The Company, at its expense, shall provide the Executive during the term of this Agreement with profit sharing and pension benefits substantially equivalent to similar rights and benefits provided by the Company to the Executive immediately prior to the Effective Date of this Agreement.

                    (f) Vacations. The Executive shall be entitled to a paid vacation each year during the term of this Agreement equivalent to four (4) weeks of time, which vacation shall be taken by the Executive in accordance with the business requirements of the company at the time and its personnel policies then in effect relative to this subject.

                    (g)  Working  Facilities  and  Expenses.        The
    Executive   is  authorized  to   incur  ordinary,   necessary   and
    reasonable expenses for the promotion of the business and activities of the Company during the term hereof, including, but not limited to, expenses for necessary travel and other items of expense required in the normal and routine course of employment and in the performance of the duties and responsibilities of the Executive during the term of this Agreement. The Company shall reimburse the Executive for all such expenses upon presentation by the Executive of an itemized account of such expenditures with the supporting vouchers, invoices and related information attached thereto.

                   (h) Automobiles and Related Expenses. The Executive shall be entitled to receive the sum of Six Hundred Dollars ($600) per month as an automobile allowance provided at the expense of the Company from the Effective Date of this Agreement and during the term hereof, which allowance shall include and cover all expenses related to insurance, repairs, maintenance, fuel and oil for such automobile. In addition, the Company shall reimburse the Executive at the rate dictated by IRS regulations for all actual documented mileage incurred by the Executive while in the course of conducting business on behalf of the Company. Notwithstanding the foregoing, the Company may, at its option, elect to provide the Executive an automobile of the make, model and year mutually agreeable by the Company and the Executive and all costs associated with insurance, fuel, oil, repairs maintenance and other expenses in lieu of the above described automobile allowances, as may be mutually agreed between the Executive and the Company. Executive acknowledges that some or all of the foregoing will be deemed compensation to him.

              1.7 Protective Covenants. Because (i) Executive will become fully familiar with all aspects of the Company's business during the period of his employment with the Company, (ii) certain information of which the Executive will gain knowledge during his employment is proprietary and confidential information which if of special and peculiar value to the Company, (iii) if any such proprietary and confidential information were imparted to or became known by any persons, including Executive, engaging in a business in competition with that of the company, hardship, loss and irreparable injury and damage could result to the Company, the measurement of which would be difficult if not impossible to ascertain, and (iv) it is necessary for the Company to protect its business from such damage, the following covenants constitute a reasonable and appropriate means, consistent with the best interests of both the Executive and the Company, to protect the company against such damage and shall apply to and be binding upon the Executive as provided herein:


                   (a)      Non-Competition  by  Executive.   Executive
    covenants that, while he is an employee of the Company or in any other individual or representative capacity and for a period of one year after the expiration or termination of the Agreement, he will not engage in or participate in any business whose product lines are in direct competition to the product lines of the Company.

                   (b)  Trade  Secrets,  Proprietary  and  Confidential
    Information. Executive recognizes that his position with the Company is one of the highest trust and confidence by reason of
    Executive's access to any contact with trade secrets and confidential and proprietary information of the company. Executive shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company. Executive covenants that, while he is an employee of the Company and for one year thereafter, he will not disclose, disseminate or distribute to another, nor induce any other person to disclose, disseminate, or distribute, any trade secret or proprietary or confidential information of the Company, directly or indirectly, either for Executive's own benefit or for the benefit of another, whether or not acquired, learned, obtained or developed by Executive use or cause to be used any trade secret, proprietary or confidential information in any way except a as is required in the course of his employment with the Company. All confidential information relating to the business of the Company whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company.

                   (c) Remedies. In the event of breach or threatened breach by Executive of any provision of this Section 1.7, the Company shall be entitled to relief by temporary restraining order, temporary injunction, or permanent injunction or which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or threatened breach or violation, or as to any other breach, violation, or threatened breach or violation.

                   Merger or Acquisition. In the event the Company should consolidate or merge into another corporation, or transfer all or substantial all of its assets to another entity, or divide its assets among a number of entitles, this Agreement shall continue in full force and effect.



              2.   GENERAL PROVISIONS

              2.1 Notices. All notices, requested, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date deposited in a receptacle maintained by the United States Postal Service for such purpose, postage pre-paid, by certified mail, return receipt requested, addressed to the respective parties as follows:

                   If to the Executive:

                   Samuel M. Berry
                   9515 Rocky Branch
                   Dallas, Texas  75243

                   If to the Company:

                   Hilite Industries Automotive, LP
                   1671 S. Broadway
                   Carrollton, Texas  75006

    Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

              2.2 Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

              2.3 Waiver, Modification and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. This instrument contains the entire agreement of the parties concerning employment and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. This Agreement may not be modified, altered or amended except by written agreement of all the parties hereto.

              2.4 Binding Effect. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon the Executive, his heirs and representatives; provided, however, that the Company shall not assign this Agreement without the written consent of the Executive.

              2.5 Governing Law. This Agreement shall be governed by the laws of the State of Texas.

              IN  WITNESS  WHEREOF,  the  parties  have  executed   this
    Agreement as of the day and year first above written.

                                  HILITE INDUSTRIES AUTOMOTIVE, LP

                                  By: /s/DANIEL W. BRADY



                                     /s/SAMUEL M. BERRY
                                  ________________________________
                                       Samuel M. Berry